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                                                                    EXHIBIT 24.3

                               POWER OF ATTORNEY

I, in my capacity as Chief Executive Officer and Director of Domino's, Inc. and Domino's Pizza, Inc., hereby constitute and appoint Harry J. Silverman, Mark E. Nunnelly and Robert F. White, and each of them, my true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for me and in my name, place and stead, to execute any and all amendments, including any post-effective amendments and supplements to the Registration Statement on Form S-4 (File No. 333-74797), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                                 /s/ Andrew B. Balson
                                                 -----------------------------
Date: April 28, 1999                             Andrew B. Balson